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                         Rational Software Corporation
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                           Filed by International Business Machines Corporation
                                                        Pursuant to Rule 14a-12
                                         of the Securities Exchange Act of 1934

                                Subject Company:  Rational Software Corporation
                                                Commission File No.:  000-12167



Q. WHAT DID IBM ANNOUNCE TODAY?

A. IBM and Rational Software Corp. today announced the two companies have entered into a definitive agreement for IBM to acquire the equity of Rational at a price of approximately $2.1 billion in cash or $10.50 per share.



Q. WHAT DOES RATIONAL DO?

A. Rational provides open, industry standard tools, best practices and services used to develop business applications and to build software products and systems, including embedded software for devices such as cell phones and medical systems.



Q. WHY IS THIS GOOD FOR IBM CUSTOMERS?

A. IBM now will provide a complete environment to build an on demand e-business for those companies who want to integrate their business processes and software infrastructure across the company, with suppliers, customers and employees. This requires the integration of data management, systems management, collaboration, transaction and business process integration middleware and software development. With this acquisition, IBM has leadership in each of these key segments, including software development.



Q. WHY DID IBM ACQUIRE RATIONAL? HOW DOES IT FIT INTO IBM'S OVERALL SOFTWARE STRATEGY?

A. Adding Rational to IBM strengthens IBM's "On Demand" computing strategy and provides IBM's customers with a complete solution for creating an integrated e-business.

     o An integrated e-business requires integrated data management, transaction and business process management, collaboration, systems management and security, and application development.

     o IBM now has the broadest support for software development environments. The combined IBM/Rational solutions will assist customers who are developing business applications on J2EE or Microsoft.NET as well customers building technical software products and systems.

     o IBM can leverage its presence in enterprise IT organizations to accelerate Rational's penetration into that space, and Rational brings leadership in the technical software products and systems areas.


Q. IS RATIONAL A LEADER IN ITS INDUSTRY?

A. Rational provides a software development platform that can improve the speed, quality and predictability of software projects. Ninety-eight of the Fortune 100, including IBM, use Rational tools and services.



Q. WHERE IS RATIONAL HEADQUARTERED?

A. Rational has headquarters in Cupertino, California, and Lexington, Massachusetts. Rational has more than 3,400 employees and customers in 89 countries.

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Q. WHERE WILL RATIONAL FIT IN THE IBM ORGANIZATION?

A. Upon closing the deal, IBM intends to merge Rational's business operations and employees into the IBM Software Group as a new division and fifth brand, joining WebSphere, Lotus, Tivoli and DB2. After closing, Mike Devlin, Rational CEO, will become general manager of the new division reporting to Steve Mills, IBM senior vice president and group executive, Software Group.



Q. DID IBM AND RATIONAL HAVE A RELATIONSHIP PRIOR TO THE ACQUISITION?

A. Yes. The relationship began shortly after Rational's founding in 1981, IBM became a customer in 1985 and the two companies formed a strategic alliance in 1999.



Q. HOW WILL RATIONAL'S PRODUCTS BE SOLD?

A. After the deal closes, IBM will market and sell Rational's application development offerings worldwide through the Rational sales force, which will become part of the IBM sales force team.



Q. WHEN WILL THE ACQUISITION CLOSE?

A. The acquisition is subject to customary closing conditions, including Rational stockholder and government regulatory approvals. IBM and Rational anticipate closing in the first quarter of 2003.



Q. HOW DO RATIONAL'S PRODUCTS, PROCESSES AND SERVICES HELP TO UNIFY THE MIXED ENVIRONMENTS THAT CUSTOMERS DEAL WITH TODAY?

A. Independent of the type of software being built, most application development projects suffer from common issues; Rational's solution address those issues in a common way across different environments but also provides specialized support in different environments. For example, software projects need a repeatable process, requirements management, good architecture, software configuration management, and testing - Rational brings all that. And Rational also provides specialized solutions for J2EE, .Net, and real-time/embedded projects.

It is IBM's intent to grow the Rational based revenue stream in all major sectors that Rational participates in today. For example, IBM has a pervasive technologies organization that supports the development of solutions for embedded devices and real time solutions. IBM intends to further this business through it's alignment with Rational's real time solutions.


Q. IS IBM COMMITTED TO SUPPORTING MICROSOFT.NET?

A. IBM intends to continue the support for Rational's products which provide the application lifecycle management process and tools for the Microsoft.Net environment. The largest segment of the market will have a heterogeneous IT environment consisting of open systems such as Java and Linux, legacy systems, Microsoft.NET and other proprietary software platforms. It is IBM's strategy to provide the best support for customers with heterogeneous IT environments. With this acquisition, IBM will have the broadest support for software development environments. The combined IBM/Rational solutions assist customers who are developing and deploying software on J2EE or Microsoft.NET as well customers building technical software products and systems.

For example, after closing, IBM plans to continue development and evolution of the tools that integrate and compliment the Visual Studio .NET development

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environment. Current product lines that allow for round-trip engineering with
..NET languages (XDE - C#, VB.NET, ASP.NET) and integration with the CLR (PurifyPlus) intend to continue to be a core component of the complete life-cycle solution for Enterprise development teams.

Rational support for technical software products is critical to the completion of the "On Demand" vision. The end point of many applications is likely to be an embedded device, such as a cell phone or the console of commercial product. With Rational, IBM can provide the end to end software development and integration solutions that customers require.

IBM will provide a complete environment to build an on demand e-business for those companies who want to further integrate their business processes and software infrastructure across the company, with suppliers, customers and employees. This requires the integration of data management, systems management, collaboration, transaction and business process integration middleware and software development. These software capabilities must be available on multiple platforms such as .NET, Java and embedded devices, from multiple vendors as well as be able to be implemented in an end to end integrated solution.

IBM plans to deliver the most complete solution for building an integrated e-business. IBM's application development solution would support the broadest range of software environments, including business applications on J2EE or ..NET, as well as technical software products and systems.



Q. WILL THIS ACQUISITION JEOPARDIZE IBM RELATIONSHIP WITH MICROSOFT?

A. No. Microsoft and IBM have a long-term relationship delivering excellent tools. IBM delivers software across a wide range of platforms and technologies. IBM intends to continue support for Microsoft environments for as long as they continue to be important to our customers


Q. HOW CAN IBM REASSURE MICROSOFT ISVS THAT IBM WILL CONTINUE TO SUPPORT THEM?

A: It is IBM's intention to continue strong relationships with Microsoft ISVs and other ISVs. IBM is strongly committed to open standards. It is in IBM's interest to grow our business from Rational products that are used by these ISV's.



Q. IS IBM COMMITTED TO SUPPORTING THE EMBEDDED MARKETS?

A. Rational is a leader and has a deep heritage with customers building software for technical software products and systems. IBM intends to continue to support those customers and invest in our solution to help them build better software faster. Part of IBM's interest in Rational is the fact that Rational can take IBM into customers and markets in which we have not traditionally been strong. This acquisition will accelerate IBM's penetration into these types of customers.

IBM's pervasive computing division supports the development of solutions for embedded devices and real time solutions. IBM intends to further this business through it's alignment with Rational's real time solutions. For example, WebSphere Micro Environment supports over 40 different platforms including:

     o Microsoft - PocketPC 2002, PocketPC 2002 Phone Edition, Windows Powered Smartphone 2002, Windows CE
     o    PalmOS
     o    QSSL - QNX
     o    Linux - MontaVista Hard Hat Linux
     o    ITron, Red Hat Linux,
     o    Qualcomm BREW and Rex
     o    AIX, Solaris


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On a variety of different hardware platforms

     o    Intel - PCA, X86, Pentium, StrongARM (SA-1110) and Xscale
     o    PowerPC
     o    NEC MIPS
     o    Hitachi SH3 and SH4
     o    Motorola 68K
     o    ARM



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     In connection with the merger, Rational has filed preliminary proxy materials and has filed and will file other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF RATIONAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations, Rational Software Corporation, 18880 Homestead Road, Cupertino, CA 95014 (Telephone: (408) 863-9900). In addition, documents filed with the SEC by Rational are available free of charge at the SEC's web site at www.sec.gov.

     Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Rational in connection with the transaction, and their interests in the solicitation, is set forth in the preliminary proxy materials that were filed by Rational with the SEC on December 11, 2002.

Forward-Looking Statements

     Except for historical information contained herein, statements contained in this document may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, but involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, the risk that the merger may not be consummated in a timely manner, if at all, risks regarding employee relations and other risks concerning IBM and Rational and their respective operations that are detailed in the periodic filings with the SEC of IBM and Rational, including their most recent filings on Form 10-K or Form 10-Q.